Exhibit 10.1

NON-QUALIFIED SHARE OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), dated February 24, 2011 (the “Grant Date”), is made by and between Tanger Factory Outlet Centers, Inc., a North Carolina corporation, hereinafter referred to as the “Company”, Tanger Properties Limited Partnership, a North Carolina partnership, hereinafter referred to as the “Partnership”, and , an employee of the Partnership, hereinafter referred to as the “Optionee”;

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase its Common Shares;

WHEREAS, the Company wishes to carry out the Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (the “Plan”); and

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Share Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Partnership and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
RELATION TO PLAN

This Award is made pursuant to the Plan, all the terms of which are hereby incorporated by reference and made a part of this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan.

ARTICLE II
GRANT OF OPTION

Section 2.1 - Grant of Option

In consideration of the Optionee's agreement to remain in the employ of the Partnership and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee an option to purchase any part or all of an aggregate of Common Shares (the “Option”) upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

The purchase price of the Common Shares covered by the Option shall be $26.06 per share without commission or other charge, which is equal to the Fair Market value per Common Share on the Grant Date.

Section 2.3 - Consideration to Company

In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Partnership. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Partnership or shall interfere with or restrict in any way the rights of the Partnership, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Partnership and Optionee.
Section 2.4 - Adjustments in Option

The Optionee acknowledges and agrees that the Option is subject to adjustment, modification and termination in certain events as provided in Section 10.3 of the Plan.

ARTICLE III
PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

(a)    Subject to Sections 3.1(b), 3.1(c) and 3.3, the Option shall become exercisable in five (5) cumulative installments as follows:

(i)     The first installment shall consist of twenty percent (20%) of the Common Shares covered by the Option and shall become exercisable on the first anniversary of the Grant Date.

(ii)     The second installment shall consist of twenty percent (20%) of the Common Shares covered by the Option and shall become exercisable on the second anniversary of the Grant Date.

(iii)     The third installment shall consist of twenty percent (20%) of the Common Shares covered by the Option and shall become exercisable on the third anniversary of the Grant Date.

(iv)     The fourth installment shall consist of twenty percent (20%) of the Common Shares covered by the Option and shall become exercisable on the fourth anniversary of the Grant Date.

(v)     The fifth installment shall consist of twenty percent (20%) of the Common Shares covered by the Option and shall become exercisable on the fifth anniversary of the Grant Date.

(b)     No portion of the Option that is un-exercisable at Termination of Employment shall thereafter become exercisable, and upon Termination of Employment, the Optionee's rights with respect to such un-exercisable portion shall immediately terminate, and the Optionee shall be entitled to no future payments or benefits with respect thereto.

Section 3.2 - Duration of Exercisability

The installments provided for in Section 3.1(a) are cumulative. Each such installment that becomes exercisable pursuant to Section 3.1(a) shall remain exercisable until it becomes un-exercisable under Section 3.3.

Section 3.3 - Expiration of Option

The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)     The expiration of ten (10) years from the Grant Date; or

(b)     The expiration of thirty (30) days from the date of the Optionee's Termination of Employment by reason of the Partnership's discharge of the Optionee for good cause; or

(c)     The expiration of three (3) months from the date of the Optionee's Termination of Employment other than by reason of (i) the Partnership's discharge of the Optionee for good cause, (ii) the Optionee's death or (iii) the Optionee's disability (within the meaning of Section 22(e)(3) of the Code); or

(d)     The expiration of one (1) year from the date of the Optionee's Termination of Employment by reason of his death or disability (within the meaning of Section 22(e)(3) of the Code).

ARTICLE IV
EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes un-exercisable under Section 3.3, be exercised by the Optionee's personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes un-exercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than Five Hundred (500) Common Shares (or the number of Common Shares in the smallest installment set forth in Section 3.1(a), if a smaller number of Common Shares) and shall be for whole Common Shares only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery of all of the following to the Secretary (or any third-party administrator or other person or entity designated by the Company for such purpose) prior to the time when the Option or such portion becomes un-exercisable under Section 3.3.

(a)Notice in writing signed by the Optionee or any other person then entitled to exercise the Option or portion pursuant to Section 4.1, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and
(b)
(i)    Full payment (in cash or check) for the Common Shares with respect to which such Option or portion is exercised; or

(ii)    With the consent of the Committee, (A) Common Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Common Shares issuable to the Optionee upon exercise of the Option, in each case with a Fair Market Value on the date of Option exercise equal to the aggregate purchase price of the Common Shares with respect to which such Option or portion is exercised; or

(iii)    A notice that the Optionee has placed a market sell order with a broker with respect to Common Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(iv)    With the consent of the Committee, any combination of the consideration provided in Sections 4.3(a)(i), (ii) and (iii); and

(c)Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and
(d)
(e)Full payment to the Company (or other employer entity) of all amounts that, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Committee, (i) Common Shares owned by the Optionee duly endorsed for transfer, or (ii) Common Shares issuable to the Optionee upon exercise of the Option may be used to make all or part of such payment; and
(f)
(a)In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Common Shares

The Common Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Common Shares or issued Common Shares that have then been reacquired by the Company. Such Common Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Common Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)     The admission of such Common Shares to listing on all stock exchanges on which such class of Common Shares is then listed; and

(b)     The completion of any registration or other qualification of such Common Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body that the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)     The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)     The payment to the Company (or other employer entity) of all amounts that, under federal, state or local tax law, it is required to withhold upon exercise of the Option.

Section 4.5 - Issuance of Common Shares

Upon exercise of the Option and satisfaction of the delivery requirements set forth in Section 4.3 and the conditions to the issuance of the Common Shares set forth in Section 4.4, the Company shall issue to the Optionee or the person authorized to exercise the Option under Section 4.1 the Common Shares with respect to which the Option was exercised. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

ARTICLE V
OTHER PROVISIONS

Section 5.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company, the Partnership, the Subsidiaries and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

Section 5.2 - Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Rights as Shareholders

The Optionee shall not be, nor have the rights or privileges of, a shareholder of the Company, including voting rights and rights to dividends, in respect of any Common Shares purchasable upon exercise of any part of the Option unless and until such Common Shares have been issued by the Company and held of record by the Optionee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for any dividend or other right for which the record date is prior to the date the Common Shares are so issued, except as provided in Section 10.3 of the Plan.

Section 5.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary at the Company's principal address, and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee's last address reflected in the Company's records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to such party. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the person entitled to exercise the Option pursuant to Section 4.1 if such person has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles and Construction

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this

Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but not limited to”. The term “or” is not exclusive.

Section 5.6 - Governing Law

This Agreement has been negotiated and executed in, and shall be administered, interpreted and enforced under the laws of, the State of North Carolina.

Section 5.7 - Conformity to Securities Laws

The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including Rule 16b-3, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.8 - Consents

The Optionee's rights in respect of the Option are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including the Optionee's consenting to the Company's supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

Section 5.9 - Amendments, Suspension and Termination

To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

Section 5.10 - Successors and Assigns

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.2, this Agreement shall be binding upon the Optionee and his heirs, executors, administrators, successors and assigns.

Section 5.11 -Section 409A

The Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Plan and this Agreement shall be interpreted accordingly.

Section 5.12 - Limitation on Optionee's Rights

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Optionee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

TANGER FACTORY OUTLET CENTERS, INC.

By: /s/ Steven B. Tanger
Steven B. Tanger
President and
Chief Executive Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER GP TRUST, its sole general partner

By:/s/ Steven B. Tanger
Steven B. Tanger
Chairman of the Board, President and
Chief Executive Officer
Optionee:

__________________________
Signature

__________________________
Optionee's Taxpayer ID Number

Date_______________________